EXHIBIT 10.6

补  充  协  议

Supplementary Agreement

甲方：时代生物科技（深圳）有限公司

Party A: Era Biotechnology (Shenzhen) Co., Ltd

乙方：广东好普多肽生物科技有限公司

Party B: Guangdong Hope Polypeptide Biotechnology Co., Ltd

甲方跟乙方分别于2008年8月10日及2008年10月7日签定借款合同，甲方向乙方借款金额人民币共计1550万元。现因甲方资金运作困难，无法按时归还借款给乙方，现经甲乙双方友好协商，达成以下协议：

Party A and Party B have signed loan contracts on 2008-08-10 and on 2008-10-07. Party A borrowed money of total 15,500,000 CNY from Party B. As Party A encounters difficulty in financing and can not repay the loan to Party B on schedule, the following agreement is arrived at upon friendly negotiation between the parties.

1.	以上所述借款事项及订立的合同还款日期均延期到2010年7月28日。

The repayment deadline for the said loan and signed contract is postponed to 2017-07-28.

2.	甲方必须在2009年7月30日前支付前期借款的利息费用共计161.8万元给乙方，并全额汇入乙方指定基本账户。

Party A must pay the interest of total 1,618,000 CNY for early loan to Party B before 2009-07-30 and wire them to the basic account as designated by Party B.

3.	延长借款期限的相关借款利率约定同合同规定，利息计算时间分别以所延长借款期限的月份为计算基数。

For the interest rate of relevant loan in postponed loan term, the contract shall be followed. The calculation of interest time shall be based on the months of the postponed loan term.

因本协议的履行发生纠纷，双方应友好协商解决，协商不成，任一方均可向被告所在地人民法院提起诉讼。

For any dispute arising from execution of the agreement, the parties shall solve it by friendly negotiation. If it can not be settled by negotiation, any party may take proceedings in the local people’s court of the defendant.

甲方：时代生物科技（深圳）有限公司 乙方：广东好普多肽生物科技有限公司

Party A: Era Biotechnology (Shenzhen) Co., Ltd Party B: Guangdong Hope Polypeptide Biotechnology Co., Ltd

代表：	代表：

Representative:	Representative:

签订时间：2009年7月28日

Signing date: 2009-07-28